Table of Contents

Exhibit 8.01

List of Subsidiaries

Subsidiary	Jurisdiction of Organization	Name Under Which the Subsidiary Does Business
1. PSA Laboratório Veterinário Ltda.	Brazil	PSA Laboratório Veterinário Ltda.
2. Sino dos Alpes Alimentos Ltda.	Brazil	Sino dos Alpes Alimentos Ltda.
3. PDF Participações Ltda.	Brazil	PDF Participações Ltda.
4. Avipal S.A. Alimentos	Brazil	Avipal S.A. Alimentos
5. Estab. Levino Zaccardi y Cia. S.A.	Argentina	Estab. Levino Zaccardi y Cia. S.A.
6. Avipal Nordeste S.A. (d)	Brazil	Avipal Nordeste S.A
7. Avipal S.A. Construtora e Incorporadora (c)	Brazil	Avipal S.A. Construtora e Incorporadora
8. Avipal Centro−oeste S.A. (c)	Brazil	Avipal Centro−Oeste S.A.
9. UP Alimentos Ltda.	Brazil	UP Alimentos Ltda.
10. Perdigão Trading S.A. (c)	Brazil	Perdigão Trading S.A.
11. Perdigão Export Ltd. (c)	Cayman Islands	Perdigão Export Ltd.
12. Crossban Holdings GmbH	Austria	Crossban Holdings GmbH
13. Perdigão Europe – Sociedade Unipessoal, Lda.	Portugal	Perdigao Europe – Sociedade Unipessoal, Lda.
14. Perdigão International Ltd.	Cayman Islands	Perdigão International Ltd
15. BFF International Ltd.	Cayman Islands	BFF International Ltd.
16. Highline International Ltd. (c)	Cayman Islands	Highline International Ltd.
17. Perdigão UK Ltd.	United Kingdom	Perdigão UK Ltd.
18. Perdigão France SARL	France	Perdigão France SARL
19. Plusfood Holland B.V.	Netherlands	Plusfood Holland B.V.
20. Plusfood Groep B.V	Netherlands	Plusfood Groep B.V
21. Plusfood B.V	Netherlands	Plusfood B.V
22. Plusfood Magyaroszág KFT	Hungary	Plusfood Magyaroszág KFT

23. Plusfood Constanta SRL	Romania	Plusfood Constanta SRL
24. Plusfood Finance UK Ltd.	United Kingdom	Plusfood Finance UK Ltd.
25. Plusfood Wrexham Ltd.	United Kingdom	Plusfood Wrexham Ltd.
26. Plusfood France SARL	France	Plusfood France SARL
27. Plusfood Iberia SL	Spain	Plusfood Iberia SL
28. Plusfood Italy Spa	Italy	Plusfood Italy Spa
29. Perdigão Nihon K.K.	Japan	Perdigão Nihon K.K.
30. Perdigão Asia PTE Ltd.	Singapore	Perdigão Asia PTE Ltd.
31. Plusfood UK Ltd.	United Kingdom	Plusfood UK Ltd.
32. Acheron Beteiligung−sverwaltung GmbH (a)	Austria	Acheron Beteiligungsverwaltung GmbH
33. Xamol Consul. Serv. Ltda. (c)	Portugal	Xamol Consul. Serv. Ltda.
34. HFF Participações S.A. (d)	Brazil	HFF Participações S.A.
35. Sadia S.A.	Brazil	Sadia S.A.
36. Sadia International Ltd.	Cayman Islands	Sadia International Ltd.
37. Sadia Uruguay S.A.	Uruguay	Sadia Uruguay S.A.
38. Sadia Chile S.A.	Chile	Sadia Chile S.A.
49. Sadia Alimentos S.A.	Argentina	Sadia Alimentos S.A.
40. Concórdia Foods Ltd.	United Kingdom	Concórdia Foods Ltd.
41. Sadia U.K. Ltd.	United Kingdom	Sadia U.K. Ltd.
42. Big Foods Ind. de Produtos Alimentícios Ltda.	Brazil	Big Foods Ind. de Produtos Alimentícios Ltda.
43. Rezende Marketing e Comunicações Ltda.	Brazil	Rezende Marketing e Comunicações Ltda.
44. Sadia Overseas Ltd.	Cayman Islands	Sadia Overseas Ltd
45. Sadia GmbH	Austria	Sadia GmbH
46. Wellax Food Logistics C.P.A.S.U. Lda.	Madeira Island, Portugal	Wellax Food Logistics C.P.A.S.U. Lda.
47. Sadia Foods GmbH	Germany	Sadia Foods GmbH
48. Qualy B.V. (a)	Netherlands	Qualy B.V.

49. Sadia Japan Ltd.	Japan	Sadia Japan Ltd.
50. Badi Ltd. (b)	Dubai	Badi Ltd.
51. Concórdia Ltd.	Russia	Concórdia Ltd.
52. Baumhardt Comércio e Participações Ltda.	Brazil	Baumhardt Comércio e Participações Ltda.
53. Excelsior Alimentos S.A.	Brazil	Excelsior Alimentos S.A.
54. K&S Alimentos S.A.	Brazil	K&S Alimentos S.A.
55. Sadia Industrial Ltda.	Brazil	Sadia Industrial Ltda.

(a)       The wholly-owned subsidiary Acheron Beteiligung GmbH has 100 direct subsidiaries in Madeira Island, Portugal, which interest amounted to R$955 thousand; and the wholly-owned subsidiary Qualy B.V. has 48 subsidiaries in The Netherlands, which interest amounted to R$6,837 thousand.  Both subsidiaries were incorporated to operate in the European market, which applies import quotas for poultry and turkey meat, and to increase the Company’s market participation.

(b)       20% divestiture in September 2009.

(c)       Dormant companies.

(d)       Companies in the process of merging into our company.